UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2026

SINGULARITY FUTURE TECHNOLOGY LTD.

(Exact name of registrant as specified in its charter)

Virginia	001-34024	11-3588546
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

48 Wall Street, Suite 1100
New York, NY 10005

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (702) 849-4548

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	SGLY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

Registered Direct Offerings

On August 18, 2026, Singularity Future Technology Ltd. (the “Company”) entered into certain securities purchase agreement (the “First Purchase Agreement”) with certain non-affiliated institutional investor (the “Purchaser”) pursuant to which the Company agreed to sell 340,000 shares of its common stock, no par value each (“Common Stock”) and pre-funded warrants to purchase 260,000 shares (the “Pre-Funded Warrants”) in a registered direct offering (the “First Offering”), for the gross proceeds of approximately $1.8 million, before placement-agent fees and offering expenses. The purchase price for each share of Common Stock was $3.00 per share. The purchase price for each Pre-Funded Warrant was $2.999, with an exercise price of $0.001 per share. The Pre-Funded Warrants are immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full.

The First Purchase Agreement also granted the Purchaser the right to purchase, through September 18, 2026, up to an additional 100% of the number of shares of Common Stock and/or Pre-Funded Warrants purchased at the initial closing at the same purchase price (the “Additional Allocation Right”). In connection with the Second Offering described below, the Company and the Purchaser agreed to terminate the Additional Allocation Right.

The First Offering has been registered under the Securities Act of 1933 (the “Securities Act”) pursuant to the Company’s shelf registration stated on Form S-3 (Registration No. 333-282006), as amended (the “Form S-3”), supplemented by the prospectus supplement dated August 18, 2026.

On August 20, 2026, the Company entered into certain securities purchase agreements (the “Second Purchase Agreement” and, together with the First Purchase Agreement, the “Purchase Agreements”) with certain non-affiliated institutional investors (the “Second Purchasers”) pursuant to which the Company agreed to sell 451,250 shares of Common Stock and Pre-Funded Warrants to purchase up to 1,111,250 shares of Common Stock in a registered direct offering (the “Second Offering” and, together with the First Offering, the “Offerings”), for gross proceeds of approximately $5.0 million. The purchase price for each share of Common Stock was $3.20. The purchase price for each Pre-Funded Warrant was $3.199, with an exercise price of $0.001 per share. The Pre-Funded Warrants are immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full.

The Second Offering has been registered under the Securities Act pursuant to the Company’s shelf registration stated on the Form S-3, supplemented by the prospectus supplement dated August 20, 2026.

The Purchase Agreements contain customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, other obligations of the parties, and termination provisions.

In addition, under each of the Purchase Agreements, the Company agreed that for a period of thirty (30) days from the closing dates of the Offerings, it would not, subject to certain limited exceptions and applicable waivers: (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of capital stock or equivalent securities; or (ii) file or caused to be filed any registration statement or amendment or supplement thereto, subject to certain limited exceptions.

On August 19, 2026, each of the directors and officers of the Company entered into certain lock-up agreements (the “Lock-Up Agreements”), pursuant to which each of them has agreed, among other things, not to sell or dispose of any Common Stock which are or will be beneficially owned by them for ninety (90) days following the closing date of the First Offering.

The Company currently intends to use the net proceeds from the First Offering for working capital and general corporate purposes and the net proceeds from the Second Offering for its planned data center business, working capital and general corporate purposes. The First Offering closed on August 19, 2026, and the Second Offering closed on August 21, 2026.

The Company also entered into certain placement agency agreements dated August 18, 2026 and August 20, 2026 (collectively, the “Placement Agency Agreements”), with Univest Securities LLC, as exclusive placement agent (the “Placement Agent”), pursuant to which the Placement Agent agreed to act as the sole lead/exclusive placement agent in connection with the respective Offerings. Under each Placement Agency Agreement, the Company agreed to pay the Placement Agent an aggregate fee equal to 7% of the gross proceeds raised in the Offerings. The Company also agreed to reimburse the Placement Agent for reasonable out-of-pocket expenses, including legal fees, up to an aggregate of $30,000 for the First Offering and $70,000 for the Second Offering. Furthermore, the Placement Agent was granted a right of first refusal for a period of six (6) months from the closing date of each of the Offerings.

Copies of the forms of Pre-Funded Warrants issued in the Offerings are attached hereto as Exhibits 4.1. Copies of the form of the Purchase Agreements and the form of the Placement Agency Agreements are attached hereto as Exhibits 10.1 through 10.4, respectively, and are incorporated herein by reference. The foregoing summaries of the terms of the Pre-Funded Warrants, Purchase Agreements and the Placement Agency Agreements are subject to, and qualified in its entirety by such documents. Copies of the legal opinions issued by the Company’s Virginia counsel, Dickinson Wright Law PLLC, are attached hereto as Exhibits 5.1 and 5.2.

This Report shall not constitute an offer to sell any securities or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Pre-Funded Warrant relating to the Offerings
5.1	Legal Opinion of Dickinson Wright Law PLLC relating to the First Offering
5.2	Legal Opinion of Dickinson Wright Law PLLC relating to the Second Offering
10.1	Form of the Securities Purchase Agreement, dated August 18, 2026
10.2	Form of the Placement Agency Agreement, dated August 18, 2026
10.3	Form of the Securities Purchase Agreement, dated August 20, 2026
10.4	Form of the Placement Agency Agreement, dated August 20, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 24, 2026	Singularity Future Technology Ltd.

	By:	/s/ Jia Yang
	Name:	Jia Yang
	Title:	Chief Executive Officer

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